Limited Power of Attorney for Section 16 Reporting Obligations

Know all by these presents, that the undersigned hereby constitutes and appoints Debbie Evans, with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:

(1)
execute for and on behalf of the undersigned reports on Form 3, 4, or 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete, and file any such reports (including amendments thereto) with the Securities and Exchange Commission (“SEC”) and any stock exchange or similar authority as required by law or rule; and

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information, disclosure and terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or advisable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact is serving in such capacity at the request of the undersigned and neither the Company nor such attorney-in-fact assumes any liability for the responsibilities of the undersigned to comply with the requirements of Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act.

The undersigned agrees that such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in fact for purposes of preparing, completing, executing, or filing Forms 3, 4 or 5 (including amendments thereto) and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of or transactions in securities issued by International Tower Hill Mines Ltd., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 27th day of July, 2026.

/s/ Shane Edward Parrow
Name: Shane Edward Parrow